Exhibit 99.2

Consent of The Center for Growth and Opportunity at Utah State University

We hereby consent to the use of our name and our industry data and reports in the Registration Statement on Form S-1 (together with any amendments or supplements thereto) to be filed by Turo Inc. a Delaware corporation, and in the prospectus contained therein.

Dated: August 6, 2021

The Center for Growth and Opportunity at Utah State University

By:	/s/ Christopher Koopman
Name:	Christopher Koopman
Title:	Executive Director, Center for Growth